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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2001

TULARIK INC.
(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction)	000-28347 (Commission File No.)	94-3148800 (IRS Employer Identification No.)

Two Corporate Drive, South San Francisco, CA 94080
(Address of principal executive offices and zip code)

(650) 825-7000
Registrant's telephone number, including area code:

Item 5. Other Events

    On July 12, 2001, Tularik announced that it had acquired, through its subsidiary Tularik Limited, assets comprising the computer-aided molecular design (CAMD) business of Protherics PLC, a U.K.-based company. Tularik acquired proprietary virtual molecular screening software, as well as the right to hire a team of software designers, computational chemists and medicinal chemists. The consideration for the purchase was 400,000 shares of Tularik Inc. Common Stock. Prior to the acquisition of these assets, there was no material relationship between Protherics PLC and Tularik. One of the assets acquired is a lease of real property used to conduct the virtual molecular screening business. Tularik intends to continue such lease.

    In addition, pursuant to the terms of a collaboration agreement between Japan Tobacco Inc. and Tularik related to lipid disorders, Japan Tobacco Inc. has notified Tularik that the research portion of the lipid disorders collaboration will terminate in September 2001. The development portion of the collaboration will continue for certain lead compounds in accordance with the terms of the collaboration agreement.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TULARIK INC.
Dated: July 25, 2001	By:	/s/ Corinne H. Lyle Corinne H. Lyle Chief Financial Officer

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  Item 5. Other Events
SIGNATURES